UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 8, 2008

ARIAD Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-21696	22-3106987
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No)
26 Landsdowne Street, Cambridge, Massachusetts	02139
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (617) 494-0400

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On January 8, 2008 ARIAD Pharmaceuticals, Inc. issued a press release announcing that it expects to end fiscal year 2007 with approximately $85 million in cash and marketable securities. For fiscal year 2008, ARIAD estimates cash used in operations of $41 million to $44 million, which is comparable to estimated cash used in operations of $41 million to $42 million in 2007 (excluding the $75 million upfront payment from its collaboration with Merck & Co., Inc.). Inclusion of the $75 million upfront payment would result in estimated cash provided by operations for 2007 of $33 million to $34 million in accordance with generally accepted accounting principles (GAAP). Because the $75 million upfront payment from Merck was a one-time payment, ARIAD believes that the use of the non-GAAP financial measure provides investors a more accurate comparison to the 2008 estimate for cash used in operations.

ARIAD also announced that for 2008, it estimates a net loss of $81 million to $84 million, an increase from the estimated 2007 net loss of $57 million to $58 million, reflecting expanded development of its product candidates and deferral of revenue from the upfront and milestone payments from Merck & Co., Inc. in accordance with GAAP.

A copy of the press release is being furnished pursuant to this Item 2.02 as Exhibit 99.1 to this Current Report on Form 8-K.

Item 8.01 Other Events.

In the January 8, 2008 press release, ARIAD also provided an update with respect to its lead oncology product candidate, deforolimus, and its oncology pipeline. ARIAD incorporates the information in the press release under the headings "Maximize Deforolimus Opportunity" and "Advance Innovative Oncology Pipeline" and in the final paragraph of the press release by reference into this Item 8.01 of this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release dated January 8, 2008.

The portions of the press release incorporated by reference into Item 8.01 of this Current Report on Form 8-K are being filed pursuant to Item 8.01. The remaining portions of the press release are being furnished pursuant to Item 2.02 of this Current Report on Form 8-K and shall not be deemed "filed" for purposes of Section 18 of the Securities and Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARIAD Pharmaceuticals, Inc.

Date:	January 10, 2008	By:	/s/ Edward M. Fitzgerald
Edward M. Fitzgerald
Senior Vice President, Finance and Corporate Operations, Chief Financial Officer